Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nicole Davis

Corporate and Investor Relations Officer

717.803.8895

IR@LINKBANCORP.COM

LINKBANCORP, Inc. Announces Record Fourth Quarter 2024 and Full Year 2024 Financial Results and Declares Dividend

January 27, 2025 – HARRISBURG, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (the “Company”), the parent company of LINKBANK (the “Bank”) reported record net income of $7.6 million, or $0.20 per diluted share, for the quarter ended December 31, 2024, compared to net income of $7.1 million, or $0.19 per diluted share, for the quarter ended September 30, 2024. Excluding expenses associated with the pending sale of its New Jersey branches and branch consolidations, adjusted earnings were $7.6 million1, or $0.211 per diluted share for the fourth quarter of 2024, compared with $7.2 million1, or $0.191 per diluted share for the third quarter of 2024. Net income for the year ended December 31, 2024 was $26.2 million, or $0.71 per diluted share. Excluding merger and restructuring related expenses, adjusted net income was $26.91 million, or $0.731 per diluted share for the year ended December 31, 2024.

Additionally, the Company announced that the Board of Directors declared a quarterly cash dividend of $0.075 per share of common stock which is expected to be paid on March 14, 2025 to shareholders of record on February 28, 2025.

Fourth Quarter 2024 Highlights

•
Annualized return on average assets was 1.06% for the fourth quarter of 2024, compared to 1.00% for the third quarter of 2024. Adjusted return on average assets was 1.07%1 for the fourth quarter of 2024, compared to 1.02%1 for the third quarter of 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

2 Total loans and total deposits include balances held for sale in the Branch Sale of $91.8 million and $93.6 million, respectively, at December 31, 2024. These balances were $102.3 million and $94.0 million, respectively, at September 30, 2024. Average deposits include deposits held for sale in the Branch Sale.

•
Excluding deposits held for sale, total deposits2 increased $161.8 million, or 7.36%, from $2.20 billion at December 31, 2023 to $2.36 billion at December 31, 2024. While total deposits decreased slightly quarter over quarter, average deposits2grew $26.9 million from $2.35 billion for the quarter ended September 30, 2024 to $2.38 billion for the quarter ended December 31, 2024. Excluding loans held for sale, total loans2 increased $127.5 million, or 5.99% from $2.13 billion at December 31, 2023 to $2.26 billion at December 31, 2024.
•
Net interest margin expanded to 3.85% for the fourth quarter of 2024 from 3.82% for the third quarter of 2024. For the full year, net interest margin expanded 79 basis points to 3.88% for the year ended December 31, 2024 from 3.09% for the year ended December 31, 2023.
•
Net interest income before provision for credit losses improved to $25.5 million for the fourth quarter of 2024 compared to $25.0 million for the third quarter of 2024.
•
Noninterest expense decreased $150 thousand quarter over quarter to $18.3 million for the fourth quarter of 2024. The Company’s efficiency ratio continued to improve to 65.04% for the fourth quarter of 2024 compared to 66.71% for the third quarter of 2024 and 72.33% for the first quarter of 2024 as the Company continues to execute on post-merger cost-saving initiatives.
•
On May 9, 2024, the Company announced that LINKBANK had entered into a definitive purchase and assumption agreement for the sale of the Bank’s banking operations and three branches in New Jersey, including related loans and deposits (the “Branch Sale”) to American Heritage Federal Credit Union. The Federal Deposit Insurance Corporation (“FDIC”) has approved the Branch Sale and the transaction is expected to close in the first quarter of 2025, subject to customary closing conditions, including regulatory approval from the National Credit Union Administration (“NCUA”).

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

As a result of the Branch Sale announcement, associated loans and deposits were reclassified as held for sale, impacting the Company’s allowance for credit losses and purchase accounting amortization related to the loans held for sale.

“We are very pleased to announce record earnings for both the fourth quarter and the full year 2024, after a full year of implementing and executing on strategic initiatives to improve our performance. Our teams have continued to focus on reducing costs, generating additional fee income and growing interest income with solid growth in quality loans and core deposits throughout the year,” said Andrew Samuel, Chief Executive Officer of LINKBANCORP. “As we move into 2025, we are excited to continue to leverage the talent we have in place with an emphasis on operational efficiency and further earnings growth.”

Income Statement

Net interest income before the provision for credit losses for the fourth quarter of 2024 was $25.5 million compared to $25.0 million in the third quarter of 2024. Net interest margin expanded to 3.85% for the fourth quarter of 2024 compared to 3.82% for the third quarter of 2024. The improvement in net interest margin was driven by a 10 basis points decrease in cost of funds to 2.32% for the fourth quarter of 2024 compared to 2.42% for the third quarter of 2024, while the average yield on interest earning assets decreased seven basis points to 6.09% for the fourth quarter of 2024 from 6.16% for the third quarter of 2024 due to the cut in the target federal funds rate.

Noninterest income decreased slightly quarter-over-quarter to $2.6 million for the fourth quarter of 2024 compared to $2.7 million for the third quarter of 2024, as decreases in swap fee income and gain on sale of loans were partially offset by continued growth in service charges on deposit accounts.

Noninterest expense for the fourth quarter of 2024 was $18.3 million compared to $18.5 million for the third quarter of 2024. Excluding one-time costs associated with the Branch Sale and branch consolidations of $56 thousand in the fourth quarter of 2024 and $171 thousand in the third quarter of 2024, adjusted noninterest expense was generally flat at $18.3 million1 for the third and fourth quarter of 2024, as increases in salaries and employee benefits and equipment and data processing costs were offset by decreases in professional fees and FDIC deposit insurance and supervisory fees. The increase in salaries and employee benefits was primarily

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

related to a $250 thousand expense resulting from a change in paid time off (PTO) accrual policy.

Income tax expense was $2.1 million for the fourth quarter of 2024, reflecting an effective tax rate of 21.9%.

Balance Sheet
Total assets were $2.88 billion at December 31, 2024 compared to $2.88 billion at September 30, 2024 and $2.67 billion at December 31, 2023. Deposits and net loans as of December 31, 2024 totaled $2.36 billion and $2.23 billion, respectively, compared to deposits and net loans of $2.37 billion and $2.19 billion, respectively, at September 30, 2024 and $2.20 billion and $2.10 billion, respectively, at December 31, 2023. Deposits and net loans exclude balances held for sale in the Branch Sale of $93.6 million and $91.8 million, respectively, at December 31, 2024, which are reflected in liabilities held for sale and assets held for sale. These balances were $94.0 million and $102.3 million respectively, at September 30, 2024.

Including loans held for sale, total loans increased $29.4 million, from $2.32 billion at September 30, 2024 to $2.35 billion at December 31, 2024. Total commercial loan commitments for the fourth quarter of 2024 were $176.3 million with funded balances of $93.7 million. The average commercial loan commitment originated during the fourth quarter of 2024 totaled approximately $979 thousand with an average outstanding funded balance of $521 thousand.

Including deposits held for sale, total deposits at December 31, 2024 totaled $2.45 billion, a decrease of $12.5 million from $2.47 billion at September 30, 2024. Average deposits increased $26.9 million from $2.35 billion for the quarter ended September 30, 2024 to $2.38 billion for the quarter ended December 31, 2024. Noninterest bearing deposits totaled $686.5 million at December 31, 2024, representing 28.0% of total deposits.

The Company continues to focus on maintaining strong on-balance sheet liquidity, as cash and cash equivalents increased to $166.1 million at December 31, 2024 compared to $80.2 million at December 31, 2023.

Shareholders’ equity increased from $277.4 million at September 30, 2024 to $280.2 million at December 31, 2024 primarily as a result of a $4.8 million increase in retained earnings offset by a $2.3 million increase in accumulated other comprehensive loss resulting from the rate

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

environment. Book value per share increased to $7.50 at December 31, 2024 compared to $7.42 at September 30, 2024. Tangible book value per share increased to $5.36 at December 31, 2024 compared to $5.26 at September 30, 2024 and $4.90 at December 31, 20231, representing 9.4% annual growth.

Asset Quality

The Company recorded a $132 thousand provision for credit losses during the fourth quarter of 2024, after recording a $84 thousand provision for credit losses in the third quarter of 2024.

As of December 31, 2024, the Company’s non-performing assets were $17.2 million, representing 0.60% of total assets, compared to $17.4 million, representing 0.60% of total assets at September 30, 2024.

Loans 30-89 days past due at December 31, 2024 were $4.6 million, representing 0.21% of total loans compared to $2.7 million or 0.12% of total loans at September 30, 2024 and $4.7 million or 0.22% of total loans at December 31, 2023.

The allowance for credit losses-loans was $26.4 million, or 1.17% of total loans held for investment at December 31, 2024, compared to $26.5 million, or 1.20% of total loans held for investment at September 30, 2024. The allowance for credit losses-loans to nonperforming assets ratio was 153.95% at December 31, 2024, compared to 152.73% at September 30, 2024.

Capital

The Bank’s regulatory capital ratios were well in excess of regulatory minimums to be considered “well capitalized” as of December 31, 2024. The Bank’s Total Capital Ratio and Tier 1 Capital Ratio were 11.55% and 10.74% respectively, at December 31, 2024, compared to 11.44% and 10.62%, respectively, at September 30, 2024 and 10.62% and 9.92%, respectively, at December 31, 2023. The Company’s ratio of Tangible Common Equity to Tangible Assets was 7.16%1 at December 31, 2024.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, Virginia, and New Jersey through 26 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the integration of the Partners Merger; the timing and receipt of regulatory approvals to complete the Branch Sale; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

1 See Appendix A — Reconciliation to Non-GAAP Financial Measures for the computation of this non-GAAP measure.

LINKBANCORP, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
(In Thousands, except share and per share data)
ASSETS
Noninterest-bearing cash equivalents	$13,834	$15,295	$14,516	$13,552	$13,089
Interest-bearing deposits with other institutions	152,266	175,937	167,141	158,731	67,101
Cash and cash equivalents	166,100	191,232	181,657	172,283	80,190
Securities available for sale, at fair value	145,590	149,315	140,121	133,949	115,490
Securities held to maturity, net of allowance for credit losses	31,508	34,155	35,343	36,109	36,223
Loans receivable, gross	2,255,749	2,215,868	2,193,197	2,129,919	2,128,284
Allowance for credit losses - loans	(26,435)	(26,542)	(26,288)	(23,842)	(23,767)
Loans receivable, net	2,229,314	2,189,326	2,166,909	2,106,077	2,104,517
Investments in restricted bank stock	5,209	4,904	4,928	4,286	3,965
Premises and equipment, net	18,029	17,623	18,364	20,102	20,130
Right-of-Use Asset – premises	14,913	14,150	13,970	14,577	15,497
Bank-owned life insurance	52,079	51,646	49,616	49,230	48,847
Goodwill and other intangible assets	79,761	80,924	82,129	81,494	82,701
Deferred tax asset	22,280	21,662	22,024	22,717	24,153
Assets held for sale	94,146	104,660	118,362	118,115	115,499
Accrued interest receivable and other assets	22,405	20,344	25,170	26,730	22,113
TOTAL ASSETS	$2,881,334	$2,879,941	$2,858,593	$2,785,669	$2,669,325
LIABILITIES
Deposits:
Demand, noninterest bearing	$658,646	$658,473	$661,292	$618,277	$624,780
Interest bearing	1,701,936	1,714,179	1,699,220	1,662,124	1,574,019
Total deposits	2,360,582	2,372,652	2,360,512	2,280,401	2,198,799
Long-term borrowings	40,000	40,000	40,000	40,000	—
Short-term borrowings	10,000	—	—	—	10,000
Note payable	565	572	578	584	590
Subordinated debt	61,984	61,843	61,706	61,573	61,444
Lease liabilities	15,666	14,911	14,746	15,357	16,361
Liabilities held for sale	93,777	94,228	96,916	105,716	99,777
Accrued interest payable and other liabilities	18,539	18,382	12,726	13,795	16,558
TOTAL LIABILITIES	2,601,113	2,602,588	2,587,184	2,517,426	2,403,529
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	370	370	370	369	369
Surplus	264,449	264,059	263,795	263,577	263,310
Retained earnings	19,947	15,147	10,826	7,724	4,843
Accumulated other comprehensive loss	(4,545)	(2,223)	(3,582)	(3,427)	(3,209)
Total equity attributable to parent	280,221	277,353	271,409	268,243	265,313
Noncontrolling interest in consolidated subsidiary	—	—	—	—	483
TOTAL SHAREHOLDERS' EQUITY	280,221	277,353	271,409	268,243	265,796
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,881,334	$2,879,941	$2,858,593	$2,785,669	$2,669,325
Common shares outstanding	37,370,917	37,361,560	37,356,278	37,348,151	37,340,700

LINKBANCORP, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
(In Thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loans receivable, including fees	$37,082	$36,856	$21,461	$146,175	$58,791
Other	3,224	3,338	1,642	12,549	6,407
Total interest and dividend income	40,306	40,194	23,103	158,724	65,198
INTEREST EXPENSE
Deposits	12,823	13,292	7,445	51,033	22,638
Other Borrowings	962	949	727	3,929	1,923
Subordinated Debt	976	972	615	3,868	1,926
Total interest expense	14,761	15,213	8,787	58,830	26,487
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,545	24,981	14,316	99,894	38,711
Provision for credit losses	132	84	9,844	257	9,295
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	25,413	24,897	4,472	99,637	29,416
NONINTEREST INCOME
Service charges on deposit accounts	1,339	1,052	385	4,036	978
Bank-owned life insurance	433	430	250	1,633	738
Net realized gains (losses) on the sale of debt securities	—	—	—	4	(2,370)
Gain on sale of loans	70	138	166	270	465
Other	752	1,060	374	2,919	1,276
Total noninterest income	2,594	2,680	1,175	8,862	1,087
NONINTEREST EXPENSE
Salaries and employee benefits	10,147	9,855	8,262	41,061	20,612
Occupancy	1,368	1,440	911	5,945	3,015
Equipment and data processing	1,884	1,640	1,201	7,174	3,720
Professional fees	531	763	536	2,830	1,698
FDIC insurance and supervisory fees	687	812	198	2,396	817
Bank Shares Tax	693	752	323	2,796	1,158
Intangible amortization	1,162	1,205	484	4,778	663
Merger & restructuring expenses	56	171	9,496	914	11,176
Advertising	128	163	61	633	329
Other	1,646	1,651	813	6,377	2,644
Total noninterest expense	18,302	18,452	22,285	74,904	45,832
Income (loss) before income tax expense	9,705	9,125	(16,638)	33,595	(15,329)
Income tax expense (benefit)	2,121	2,030	(3,641)	7,386	(3,361)
NET INCOME (LOSS)	$7,584	$7,095	$(12,997)	$26,209	$(11,968)

EARNINGS (LOSS) PER SHARE, BASIC	$0.20	$0.19	$(0.56)	$0.71	$(0.67)
EARNINGS (LOSS) PER SHARE, DILUTED	$0.20	$0.19	$(0.56)	$0.71	$(0.67)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING,
BASIC	37,045,701	36,983,637	23,063,202	36,990,672	17,753,914
DILUTED	37,166,107	37,090,111	23,063,202	37,105,614	17,753,914

LINKBANCORP, Inc. and Subsidiaries
Financial Highlights (Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
(Dollars In Thousands, except per share data)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Operating Highlights
Net Income (loss)	$7,584	$7,095	$(12,997)	$26,209	$(11,968)
Net Interest Income	25,545	24,981	14,316	99,894	38,711
Provision for Credit Losses	132	84	9,844	257	9,295
Non-Interest Income	2,594	2,680	1,175	8,862	1,087
Non-Interest Expense	18,302	18,452	22,285	74,904	45,832
Earnings (loss) per Share, Basic	0.20	0.19	(0.56)	0.71	(0.67)
Adjusted Earnings per Share, Basic (2)	0.21	0.20	0.09	0.73	0.36
Earnings (loss) per Share, Diluted	0.20	0.19	(0.56)	0.71	(0.67)
Adjusted Earnings per Share, Diluted (2)	0.21	0.19	0.09	0.73	0.36

Selected Operating Ratios
Net Interest Margin	3.85%	3.82%	3.55%	3.88%	3.09%
Annualized Return on Assets ("ROA")	1.06%	1.00%	-2.96%	0.94%	-0.88%
Adjusted ROA[2]	1.07%	1.02%	0.49%	0.97%	0.47%
Annualized Return on Equity ("ROE")	10.82%	10.30%	-28.24%	9.62%	-7.88%
Adjusted ROE[2]	10.88%	10.50%	4.70%	9.89%	4.21%
Efficiency Ratio	65.04%	66.71%	143.86%	68.87%	115.16%
Adjusted Efficiency Ratio[3]	64.84%	66.09%	82.56%	68.04%	82.19%
Noninterest Income to Avg. Assets	0.36%	0.38%	0.27%	0.43%	0.08%
Noninterest Expense to Avg. Assets	2.56%	2.61%	5.08%	3.60%	3.38%

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Financial Condition Data
Total Assets	$2,881,334	$2,879,941	$2,858,593	$2,785,669	$2,669,325
Loans Receivable, Net	2,229,314	2,189,326	2,166,909	2,106,077	2,104,517

Noninterest-bearing Deposits	658,646	658,473	661,292	618,277	624,780
Interest-bearing Deposits	1,701,936	1,714,179	1,699,220	1,662,124	1,574,019
Total Deposits	2,360,582	2,372,652	2,360,512	2,280,401	2,198,799

Selected Balance Sheet Ratios
Total Capital Ratio[1]	11.55%	11.44%	11.09%	11.04%	10.62%
Tier 1 Capital Ratio[1]	10.74%	10.62%	10.30%	10.24%	9.92%
Common Equity Tier 1 Capital Ratio[1]	10.74%	10.62%	10.30%	10.24%	9.92%
Leverage Ratio[1]	9.49%	9.41%	9.17%	9.23%	14.13%
Tangible Common Equity to Tangible Assets[4]	7.16%	7.02%	6.82%	6.91%	7.08%
Tangible Book Value per Share[5]	$5.36	$5.26	$5.07	$5.00	$4.90

Asset Quality Data
Non-performing Assets	$17,171	$17,378	$10,589	$6,675	$7,250
Non-performing Assets to Total Assets	0.60%	0.60%	0.37%	0.24%	0.27%
Non-performing Loans to Total Loans	0.76%	0.78%	0.48%	0.31%	0.34%
Allowance for Credit Losses - Loans ("ACLL")	$26,435	$26,542	$26,288	$23,842	$23,767
ACLL to Total Loans[6]	1.17%	1.20%	1.20%	1.06%	1.06%
ACLL to Nonperforming Assets	153.95%	152.73%	248.26%	357.18%	327.82%
Net chargeoffs (recoveries)	$252	$(28)	$(20)	$70	$195

(1) - These capital ratios have been calculated using bank-level capital
(2) - This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(3) - The efficiency ratio, as adjusted represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses from securities sales and merger related expenses. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(4) - We calculate tangible common equity as total shareholders' equity less goodwill and other intangibles, and we calculate tangible assets as total assets less goodwill and other intangibles. This is a non-GAAP financial measure. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(5) - We calculate tangible book value per common share as total shareholders' equity less goodwill and other intangibles, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures at the end of this release.

(6) - The historical ratios have not been recast for the reclassification of loans held for sale.

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Quarter-To-Date (Unaudited)

	For the Three Months Ended December 31,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$128,802	$1,300	4.02%	$63,572	$405	2.53%
Securities
Taxable (1)	138,168	1,540	4.43%	88,632	951	4.26%
Tax-Exempt	44,958	486	4.30%	38,269	362	3.75%
Total Securities	183,126	2,026	4.40%	126,901	1,313	4.10%
Total Cash Equiv. and Investments	311,928	3,326	4.24%	190,473	1,718	3.58%
Total Loans (3)(4)	2,327,829	37,082	6.34%	1,411,129	21,461	6.03%
Total Earning Assets	2,639,757	40,408	6.09%	1,601,602	23,179	5.74%
Other Assets	202,693			138,537
Total Assets	$2,842,450			$1,740,139
Interest bearing demand(5)	$537,856	$3,043	2.25%	$328,342	$1,746	2.11%
Money market demand(5)	567,593	3,139	2.20%	367,821	2,287	2.47%
Time deposits(5)	607,231	6,641	4.35%	348,580	3,412	3.88%
Total Borrowings	153,117	1,938	5.04%	113,492	1,342	4.69%
Total Interest-Bearing Liabilities	1,865,797	14,761	3.15%	1,158,235	8,787	3.01%
Non Interest-Bearing Deposits(5)	665,276			371,051
Total Cost of Funds	$2,531,073	$14,761	2.32%	$1,529,286	$8,787	2.28%
Other Liabilities	32,493			28,244
Total Liabilities	$2,563,566			$1,557,530
Shareholders' Equity	$278,884			$182,609
Total Liabilities & Shareholders' Equity	$2,842,450			$1,740,139
Net Interest Income/Spread (FTE)		25,647	2.94%		14,392	2.73%
Tax-Equivalent Basis Adjustment		(102)			(76)
Net Interest Income		$25,545			$14,316
Net Interest Margin			3.85%			3.55%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Linked Quarter-To-Date (Unaudited)

	For the Three Months Ended
	December 31, 2024			September 30, 2024
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$128,802	$1,300	4.02%	$114,383	$1,296	4.51%
Securities
Taxable (1)	138,168	1,540	4.43%	133,443	1,683	5.02%
Tax-Exempt	44,958	486	4.30%	42,800	453	4.21%
Total Securities	183,126	2,026	4.40%	176,243	2,136	4.82%
Total Cash Equiv. and Investments	311,928	3,326	4.24%	290,626	3,432	4.70%
Total Loans (3)(4)	2,327,829	37,082	6.34%	2,313,228	36,856	6.34%
Total Earning Assets	2,639,757	40,408	6.09%	2,603,854	40,288	6.16%
Other Assets	202,693			208,407
Total Assets	$2,842,450			$2,812,261
Interest bearing demand(5)	$537,856	3,043	2.25%	$497,100	$2,902	2.32%
Money market demand(5)	567,593	3,139	2.20%	580,766	3,396	2.33%
Time deposits(5)	607,231	6,641	4.35%	613,402	6,993	4.54%
Total Borrowings	153,117	1,938	5.04%	153,699	1,922	4.97%
Total Interest-Bearing Liabilities	1,865,797	14,761	3.15%	1,844,967	15,213	3.28%
Non Interest-Bearing Deposits(5)	665,276			659,825
Total Cost of Funds	$2,531,073	$14,761	2.32%	$2,504,792	$15,213	2.42%
Other Liabilities	32,493			33,534
Total Liabilities	$2,563,566			$2,538,326
Shareholders' Equity	$278,884			$273,935
Total Liabilities & Shareholders' Equity	$2,842,450			$2,812,261
Net Interest Income/Spread (FTE)		25,647	2.94%		25,075	2.88%
Tax-Equivalent Basis Adjustment		(102)			(94)
Net Interest Income		$25,545			$24,981
Net Interest Margin			3.85%			3.82%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Net Interest Margin - Year-To-Date (Unaudited)

	For the Twelve Months Ended December 31,
	2024			2023
(Dollars in thousands)	Avg Bal	Interest (2)	Yield/Rate	Avg Bal	Interest (2)	Yield/Rate
Int. Earn. Cash	$111,790	$4,890	4.37%	$55,501	$1,966	3.54%
Securities
Taxable (1)	128,140	6,206	4.84%	84,860	3,260	3.84%
Tax-Exempt	43,134	1,839	4.26%	38,591	1,495	3.87%
Total Securities	171,274	8,045	4.70%	123,451	4,755	3.85%
Total Cash Equiv. and Investments	283,064	12,935	4.57%	178,952	6,721	3.76%
Total Loans (3)(4)	2,290,618	146,175	6.38%	1,071,864	58,791	5.48%
Total Earning Assets	2,573,682	159,110	6.18%	1,250,816	65,512	5.24%
Other Assets	205,568			106,267
Total Assets	$2,779,250			$1,357,083
Interest bearing demand(5)	$476,686	$10,344	2.17%	$269,615	$5,684	2.11%
Money market demand(5)	579,232	12,981	2.24%	278,418	7,053	2.53%
Time deposits(5)	617,894	27,708	4.48%	301,101	9,901	3.29%
Total Borrowings	149,572	7,797	5.21%	90,468	3,849	4.25%
Total Interest-Bearing Liabilities	1,823,384	58,830	3.23%	939,602	26,487	2.82%
Non Interest-Bearing Deposits(5)	653,966			245,703
Total Cost of Funds	$2,477,350	$58,830	2.37%	$1,185,305	$26,487	2.23%
Other Liabilities	29,515			19,850
Total Liabilities	$2,506,865			$1,205,155
Shareholders' Equity	$272,385			$151,928
Total Liabilities & Shareholders' Equity	$2,779,250			$1,357,083
Net Interest Income/Spread (FTE)		100,280	2.95%		39,025	2.42%
Tax-Equivalent Basis Adjustment		(386)			(314)
Net Interest Income		$99,894			$38,711
Net Interest Margin			3.88%			3.09%
(1) Taxable income on securities includes income from available for sale securities and income from certificates of deposits with other banks.
(2) Income stated on a tax equivalent basis which is a non-GAAP measure and reconciled to GAAP at the bottom of the table
(3) Includes the balances of nonaccrual loans
(4) Includes the balances of loans held for sale
(5) Includes the balances of deposits held for sale

LINKBANCORP, Inc. and Subsidiaries
Loans Receivable Detail (Unaudited)

(In Thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Agriculture and farmland loans	$67,741	$65,166	$66,937	$67,359	$65,861
Construction loans	158,296	175,373	201,174	194,391	178,483
Commercial & industrial loans	252,163	241,597	247,190	218,724	238,343
Commercial real estate loans
Multifamily	217,331	212,444	199,740	190,146	180,788
Owner occupied	493,906	500,643	492,065	489,467	501,732
Non-owner occupied	658,615	626,030	610,649	589,731	580,972
Residential real estate loans
First liens	399,476	400,869	400,098	403,300	402,433
Second liens and lines of credit	78,410	73,591	71,168	71,060	70,747
Consumer and other loans	17,087	17,498	15,514	16,810	16,756
Municipal loans	3,886	4,296	4,362	4,473	5,244
	2,346,911	2,317,507	2,308,897	2,245,461	2,241,359
Deferred costs	645	634	478	356	174
Total loans receivable	2,347,556	2,318,141	2,309,375	2,245,817	2,241,533
Less: Loans held for sale	91,807	102,273	116,178	115,898	113,249
Loans Held for Investment	$2,255,749	$2,215,868	$2,193,197	$2,129,919	$2,128,284

LINKBANCORP, Inc. and Subsidiaries
Investments in Securities Detail (Unaudited)

	December 31, 2024
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$13,017	$56	$13,073
Obligations of state and political subdivisions	51,254	(4,053)	47,201
Mortgage-backed securities in government-sponsored entities	88,289	(3,506)	84,783
Other securities	542	(9)	533
	$153,102	$(7,512)	$145,590

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,250	$(984)	$14,266	$(459)
Structured mortgage-backed securities	16,717	(699)	16,018	-
	$31,967	$(1,683)	$30,284	$(459)

	December 31, 2023
(In Thousands)	Amortized Cost	Net Unrealized Gains (Losses)	Fair Value
Available for Sale:
US Government Agency securities	$12,711	$274	$12,985
US Government Treasury securities	4,925	17	4,942
Obligations of state and political subdivisions	49,640	(2,595)	47,045
Mortgage-backed securities in government-sponsored entities	50,795	(2,614)	48,181
Other securities	2,301	36	2,337
	$120,372	$(4,882)	$115,490

	Amortized Cost	Net Unrealized Losses	Fair Value	Allowance for Credit Losses
Held to Maturity:
Corporate debentures	$15,000	$(1,592)	$13,408	$(512)
Structured mortgage-backed securities	21,735	(907)	20,828	-
	$36,735	$(2,499)	$34,236	$(512)

LINKBANCORP, Inc. and Subsidiaries
Deposits Detail (Unaudited)

(In Thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Demand, noninterest-bearing	$686,510	$687,536	$692,095	$653,719	$655,953
Demand, interest-bearing	537,546	547,099	488,043	447,412	438,765
Money market and savings	553,807	585,395	582,561	591,982	577,448
Time deposits, $250 and over	167,165	169,616	156,621	147,898	134,324
Time deposits, other	405,493	401,976	393,603	398,365	372,572
Brokered deposits	103,615	75,000	144,429	146,653	119,411
	2,454,136	2,466,622	2,457,352	2,386,029	2,298,473
Less: Deposits held for sale	93,554	93,970	96,840	105,628	99,674
Total deposits	$2,360,582	$2,372,652	$2,360,512	$2,280,401	$2,198,799

Average Deposits Detail, for the Three Months Ended (Unaudited)

(In Thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Demand, noninterest-bearing	$665,276	$659,825	$657,939	$632,637	$371,051
Demand, interest-bearing	537,856	497,100	446,109	424,781	328,342
Money market and savings	567,593	580,766	581,223	587,455	367,821
Time deposits	568,615	560,815	547,582	518,929	317,747
Brokered deposits	38,616	52,587	95,337	89,263	30,832
Total deposits	$2,377,956	$2,351,093	$2,328,190	$2,253,065	$1,415,793
Balances in table above include deposits held for sale

Appendix A – Reconciliation to Non-GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. See the tables below for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures.

Adjusted Return on Average Assets
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Net income (loss)	$7,584	$7,095	$(12,997)	$26,209	$(11,968)
Average assets	2,842,450	2,812,261	1,740,139	2,779,250	1,357,083
Return on average assets (annualized)	1.06%	1.00%	-2.96%	0.94%	-0.88%
Net income (loss)	7,584	7,095	(12,997)	26,209	(11,968)
Net losses on sale of securities	-	-	-	(4)	2,370
Tax effect at 21%	-	-	-	1	(498)
Merger & restructuring expenses	56	171	9,496	914	11,176
Tax effect at 21%	(12)	(36)	(1,994)	(192)	(2,347)
Non-purchase credit deteriorated provision for credit losses	-	-	9,694	-	9,694
Tax effect at 21%	-	-	(2,036)	-	(2,036)
Adjusted Net Income (Non-GAAP)	7,628	7,230	2,163	26,928	6,391
Average assets	2,842,450	2,812,261	1,740,139	2,779,250	1,357,083
Adjusted return on average assets (annualized) (Non-GAAP)	1.07%	1.02%	0.49%	0.97%	0.47%

Adjusted Return on Average Shareholders' Equity
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Net income (loss)	$7,584	$7,095	$(12,997)	$26,209	$(11,968)
Average shareholders' equity	278,884	273,935	182,609	272,385	151,928
Return on average shareholders' equity (annualized)	10.82%	10.30%	-28.24%	9.62%	-7.88%
Net income (loss)	7,584	7,095	(12,997)	26,209	(11,968)
Net (gains) losses on sale of securities	-	-	-	(4)	2,370
Tax effect at 21%	-	-	-	1	(498)
Merger & restructuring expenses	56	171	9,496	914	11,176
Tax effect at 21%	(12)	(36)	(1,994)	(192)	(2,347)
Non-purchase credit deteriorated provision for credit losses	-	-	9,694	-	9,694
Tax effect at 21%	-	-	(2,036)	-	(2,036)
Adjusted Net Income (Non-GAAP)	7,628	7,230	2,163	26,928	6,391
Average shareholders' equity	278,884	273,935	182,609	272,385	151,928
Adjusted return on average shareholders' equity (annualized) (Non-GAAP)	10.88%	10.50%	4.70%	9.89%	4.21%

Adjusted Efficiency Ratio
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
GAAP-based efficiency ratio	65.04%	66.71%	143.86%	68.87%	115.16%
Net interest income	$25,545	$24,981	$14,316	$99,894	$38,711
Noninterest income	2,594	2,680	1,175	8,862	1,087
Less: net gains (losses) on sales of securities	-	-	-	4	(2,370)
Adjusted revenue (Non-GAAP)	28,139	27,661	15,491	108,752	42,168
Total noninterest expense	18,302	18,452	22,285	74,904	45,832
Less: Merger & restructuring expenses	56	171	9,496	914	11,176
Adjusted non-interest expense	18,246	18,281	12,789	73,990	34,656
Efficiency ratio, as adjusted (Non-GAAP)	64.84%	66.09%	82.56%	68.04%	82.19%

Adjusted Earnings Per Share
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands, except per share data)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
GAAP-Based Earnings (Loss) Per Share, Basic	$0.20	$0.19	$(0.56)	$0.71	$(0.67)
GAAP-Based Earnings (Loss) Per Share, Diluted	$0.20	$0.19	$(0.56)	$0.71	$(0.67)
Net Income (Loss)	$7,584	$7,095	$(12,997)	$26,209	$(11,968)
Net (gains) losses on sale of securities	-	-	-	(4)	2,370
Tax effect at 21%	-	-	-	1	(498)
Merger & restructuring expenses	56	171	9,496	914	11,176
Tax effect at 21%	(12)	(36)	(1,994)	(192)	(2,347)
Non-purchase credit deteriorated provision for credit losses	-	-	9,694	-	9,694
Tax effect at 21%	-	-	(2,036)	-	(2,036)
Adjusted Net Income (Non-GAAP)	7,628	7,230	2,163	26,928	6,391
Adjusted Earnings per Share, Basic (Non-GAAP)	$0.21	$0.20	$0.09	$0.73	$0.36
Adjusted Earnings per Share, Diluted (Non-GAAP)	$0.21	$0.19	$0.09	$0.73	$0.36

Tangible Common Equity and Tangible Book Value
(Dollars in thousands, except per share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Tangible Common Equity			(Dollars in thousands, except for share data)
Total shareholders’ equity	$280,221	$277,353	$271,409	$268,243	$265,796
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(56,968)	(56,968)
Other intangible assets	(20,955)	(22,118)	(23,323)	(24,526)	(25,733)
Tangible common equity (Non-GAAP)	$200,460	$196,429	$189,280	$186,749	$183,095
Common shares outstanding	37,370,917	37,361,560	37,356,278	37,348,151	37,340,700
Book value per common share	$7.50	$7.42	$7.27	$7.18	$7.12
Tangible book value per common share (Non-GAAP)	$5.36	$5.26	$5.07	$5.00	$4.90
Tangible Assets
Total assets	$2,881,334	$2,879,941	$2,858,593	$2,785,669	$2,669,325
Adjustments:
Goodwill	(58,806)	(58,806)	(58,806)	(56,968)	(56,968)
Other intangible assets	(20,955)	(22,118)	(23,323)	(24,526)	(25,733)
Tangible assets (Non-GAAP)	$2,801,573	$2,799,017	$2,776,464	$2,704,175	$2,586,624
Tangible common equity to tangible assets (Non-GAAP)	7.16%	7.02%	6.82%	6.91%	7.08%

Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)
	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands, except per share data)	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Net Income (Loss) (GAAP)	$7,584	$7,095	$(12,997)	$26,209	$(11,968)
Net (gains) losses on sale of securities	-	-	-	(4)	2,370
Tax effect at 21%	-	-	-	1	(498)
Merger & restructuring expenses	56	171	9,496	914	11,176
Tax effect at 21%	(12)	(36)	(1,994)	(192)	(2,347)
Adjusted Net Income (Non-GAAP)	7,628	7,230	(5,495)	26,928	(1,267)
Income tax expense (benefit)	2,121	2,030	(3,641)	7,386	(3,361)
Provision for credit losses	132	84	9,844	257	9,295
Tax effect included in Adjusted Net Income	12	36	1,994	191	2,845
Adjusted Pre-tax, Pre-provision Net Income (Non-GAAP)	$9,893	$9,380	$2,702	$34,762	$7,512